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                                                                    EXHIBIT 23.2




                         CONSENT OF COOPERS & LYBRAND L.L.P.


We consent to the incorporation by reference in this registration statement of AVECOR Cardiovascular Inc. on Form S-8 of our reports dated March 6, 1997, on our audits of the consolidated financial statements and related financial statement schedule of AVECOR Cardiovascular Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included or incorporated by reference in AVECOR Cardiovascular Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



                                            /s/ COOPERS & LYBRAND L.L.P.

                                            COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
June 12, 1997